April 30, 2018

Securities and Exchange Commission
Filing Desk
100 F Street, N.E.
Washington, D.C. 20549

RE: The Registration Statement filed on Form N-1A under the Investment Company Act of 1940, as amended (the “1940 Act”) and Securities Act of 1933, as amended (the “Securities Act”) of World Funds Trust (the “Trust”) (File Nos. 333-148723 and 811-22172)

Ladies and Gentlemen:

Enclosed herewith for filing on behalf of the Trust, please find Post-Effective Amendment No. 293 to the Trust’s Registration Statement under the Securities Act and Amendment No. 294 to the Trust’s Registration Statement under the 1940 Act (collectively, the “Amendment”). The Amendment, which is being filed pursuant to the 1933 Act, Rule 485(b) thereunder, the 1940 Act, and Regulation S-T, is being filed for the purpose of updating the financial information for the B. Riley Diversified Equity Fund, a portfolio series of the Trust.

In accordance with Rule 485(b)(4), we hereby represent that, based on our review of the Amendment, the Amendment does not contain disclosures that would render it ineligible to become effective pursuant to Rule 485(b).

If you have any questions concerning the foregoing, please contact the undersigned at (913) 660-0778 or John.Lively@Practus.com.

Regards,

/s/ John H. Lively

JOHN H. LIVELY • MANAGING PARTNER
11300 Tomahawk Creek Pkwy • Ste. 310 • Leawood, KS 66211 • p: 913.660.0778 • c: 913.523.6112
Practus, LLP • John.Lively@Practus.com • Practus.com